UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2010

Umami Sustainable Seafood Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-52401	98-0636182
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

405 Lexington Avenue
26th Floor, Suite 2640
New York, NY 10174
(Address of principal executive offices) (zip code)

212-907-6492
 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On October 20, 2010, Umami Sustainable Seafood Inc. (the “Company”) consummated the sale of 1,000,000 shares (the “Shares”) of the Company’s common stock (the "Common Stock") and warrants (the "Warrants") to purchase 1,000,000 shares of Common Stock to one accredited investor pursuant to a Securities Purchase Agreement dated October 20, 2010 (the “Purchase Agreement”) for $1,500,000.  The Warrants have a term of five years and are exercisable at a per share price of $1.80.  The Company granted the purchaser certain piggy-back registration rights with respect to the Shares and the shares of Common Stock underlying the Warrants.  The sale of the Shares and Warrants was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(2) of the Act due to the fact that the offering of the Shares and Warrants was made on a private basis to a single purchaser and the Company obtained representations from the purchaser that it is an accredited investor.

Item 9.01 Financial Statements and Exhibits

Exhibits	Description
4.1	Warrant dated October 20, 2010
10.1	Securities Purchase Agreement dated October 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMAMI SUSTAINABLE SEAFOOD INC.

October 26, 2010	By:	/s/ Daniel G. Zang
Chief Financial Officer